EXHIBIT 99.01

Chegg to Remain a Standalone Public Company to Maximize Shareholder Value
Chegg Announces Restructuring to Increase Cash Flow and Build Momentum in the $40+ Billion Skilling Market
Dan Rosensweig to Return as CEO of Chegg

SANTA CLARA, Calif., October 27, 2025 -- Chegg, Inc. (NYSE:CHGG), a leading learning platform, today announced it will remain a standalone public company and undertake a restructuring. Executive Chairman Dan Rosensweig will reassume the role of President and Chief Executive Officer, effective October 27, 2025. Current President and Chief Executive Officer Nathan Schultz will become an Executive Advisor to the CEO and Board of Directors.

“Leading Chegg has been a privilege. Over my 18 years at the company, we have helped millions of students learn and had a meaningful impact on their lives,” said Schultz. “I am proud of what we have accomplished and excited to see Chegg enter its next era of growth."

“Nathan’s impact on Chegg, education and me personally has been immeasurable. The Board and I are deeply grateful for his dedication and contributions. Nathan has helped Chegg transform from a textbook rental business into a global learning platform driven by AI,” said Rosensweig. “As I return to the CEO role, I’m confident Chegg has a bright future, and I look forward to exploring all paths to drive growth and enhance shareholder value.”

Chegg to Remain a Standalone Public Company

Over the past year, Chegg, together with its advisor Goldman Sachs, conducted a comprehensive strategic review evaluating a range of potential outcomes, including being acquired, a go-private transaction, and remaining a public standalone company. After thoughtful consideration of multiple proposals, the Board unanimously determined that remaining an independent public company offers the best opportunity to maximize long-term shareholder value.

Chegg to Restructure to Strengthen Cash Flow and Drive Growth in the $40+ Billion Skilling Market

The new realities of AI and reduced traffic from Google to content publishers have led to a significant decline in Chegg’s traffic and revenue. As a result, and reflecting the company’s continued investment in AI, Chegg is restructuring the way it operates its academic learning products. Chegg will deliver the services with a substantially lower cost structure, generating increased cash flow to invest in Chegg’s highest growth opportunity: the $40+ billion skilling market.

Chegg has evolved its learning platform into a skilling-focused business-to-business organization, building on its existing businesses in professional language learning, workplace readiness and AI-related skills courses. These businesses are expected to generate approximately $70 million of revenue in 2025 and achieve double-digit growth in 2026. This new strategic focus positions Chegg for a return to sustainable revenue and Adjusted EBITDA growth over time.

The restructuring will result in a reduction of 388 roles globally, or approximately 45% of the workforce. These actions will materially reduce 2026 non-GAAP expenses by approximately $100-110 million and result in expected charges of approximately $15-19 million, representing mostly cash severance payments.

Chegg is reiterating revenue and adjusted EBITDA guidance for Q3 2025, as the company continues to execute on the goals outlined during the Q2 2025 earnings call in August. Additional details about the restructuring will be shared in Chegg’s Q3 2025 earnings call on November 10, 2025.

“We are deeply grateful to everyone who has contributed to Chegg, and to those who remain committed to our mission and the opportunities that lie ahead,” added Rosensweig.

About Chegg

Chegg is a learning platform helping students and lifelong learners gain the skills and confidence to succeed. Building on over two decades of learning insights, Chegg combines personalized, AI-powered academic support with innovative tools for language learning and workplace readiness and professional upskilling. Chegg’s core product, Chegg Study, is moving to an AI-powered model that answers all new questions automatically, while students retain access to nearly 120 million archived expert answers. Chegg is strategically focused on Busuu, part of the $3.2 billion global language learning market, and Skills, serving the more than $40 billion educational benefit and strategic upskilling market, providing learners and employers with the tools they need to thrive in the evolving workplace. Chegg remains committed to its mission of improving learning outcomes and career opportunities for millions around the world. Chegg is a publicly held company based in Santa Clara, California, and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the impact of our leadership transition and the conclusion of our process to explore strategic alternatives; our newly announced restructuring plan, including the number of employees impacted by the reduction in force, the amount and timing of the charges we will incur in connection with these actions, the amount and timing of cost savings; our expectations regarding future revenue generation and growth; our ability to successfully implement our new strategic focus and positions Chegg for a return to sustainable revenue and Adjusted EBITDA growth over time; our revenue and adjusted EBITDA guidance for Q3 2025; our ability to weather current and future business challenges and to stabilize the business; the impact of generative AI on our business and all statements about our outlook. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on our business and the economy generally; our ability to stabilize the business by attracting new learners to, and retaining existing learners on, our learning platform in light of declining revenue and user traffic; the impact and effectiveness of our internal restructuring activities; our ability to effectively control operating costs; our ability to innovate and offer new products and services in response to competitive technology and market developments, including generative AI; competition in all aspects of our business, including with respect to AI and our expectation that such competition will increase; the outcome of our litigation against Google; our ability to maintain our services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; the outcome of any current litigation and investigations; the possibility that the NYSE may delist our common stock; and general economic, political and industry conditions, including escalating international trade tensions, including tariffs and trade restrictions, fluctuating inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2025, as supplemented by the Company’s subsequent Quarterly Reports on Form 10-Q, and could cause actual results to differ materially from expectations.